UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
Amendment No. 2
to

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2012

ARTEMIS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54678	46-0678065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

  Attn: Dean Porter, President
871 Lowcountry Blvd, Ste 200
Mount Pleasant, SC 29464
(Address of principal executive offices)

(315) 652-2274
 (Registrant’s telephone number, including area code)

___________________________________________________
 (Former Name of Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2012, Artemis Acquisition Corporation (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with Compass Energy Holdings, Inc. (“Compass”) for the purchase of all the issued and outstanding common stock of Travel Center Partners, Inc., a South Carolina corporation (“TCP”), in exchange for 1,000,000 shares of the Company’s common stock.  TCP operates convenience stores in the southeastern United States, as more fully described under Item 2.01 below.  The Agreement provided for contemporaneous signing and closing.  Peter Iodice, our President and Chief Executive Officer and largest stockholder, is also the controlling stockholder of Compass.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2012 (the “Closing Date”), the Company consummated the acquisition of TCP (the “Transaction”) in accordance with the Agreement (the “Closing”).

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired TCP on the Closing Date pursuant to the Agreement, which was accounted for as a recapitalization effected by a share exchange.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Closing, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Closing.

To the extent that the Company might have been considered to be a shell company immediately before the Closing, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.

DESCRIPTION OF BUSINESS

We own, operate or lease stand-alone convenience stores to third party operators in the Southeast United States and are seeking to expand our retail locations and diversify our business by providing gasoline and diesel fuels to our locations and on a wholesale basis. We also plan to offer consulting services to small business owners in convenience store related businesses as our future growth permits.

We have two phases of our business development plan:

●	We will seek to raise capital to acquire distressed assets in the convenience store and retail fuel industries and
●	We will focus on organic growth primarily by providing consulting services to convenience store owners and operators

We currently own 6 businesses 4 which are convenience stores and truck stops/travel centers, 1 Dairy Queen QSR and 1 separate car wash,  in the Southeastern United States through our recently acquired subsidiary TCP.

Our consulting services would obtain revenues primarily through fees charged on an hourly or monthly basis.   We believe that our combined management experience of over 75 years in the convenience store / gas station related business may attract start-up consulting clients.

We also seek to raise sufficient capital and purchase undervalued and distressed convenience stores.  We expect to target smaller properties with gross sales per year that are $100 million or less.  We may also consider acquiring truck stops or travel centers that average sales of 300,000-to-400,000 gallons of fuel per month.  Our acquisition strategy is to target businesses that have the opportunity to improve net income through better management.  Our long term strategy is to lease the location to a third party independent operator and maintain a long term fuel supply agreement.

Each of our convenience stores offers gas and normal convenience store items. The stores will retain a standard outside look, but it will not be a franchise. The product mix at all our locations will be standardized.

Corporate Information

We were incorporated on January 31, 2012 as a Delaware corporation. As of December 31, 2012 we acquired all of the capital stock of Travel Center Partners, Inc. (“Travel Center Partners”), a South Carolina corporation that was incorporated in November 2009.  Travel Center Partners acquired its first convenience store in December 2011 with a lease agreement.  Since its first acquisition, in the last 18 months Travel Center Partners acquired an additional eight (8) leased locations, including convenience stores, restaurants and car washes in South Carolina and Georgia.   Our executive offices are located at 897 Fording Island Rd. #411, Bluffton, SC 29910; our telephone number is (315) 652-2274. Our website is located at http://artemisacquisitioncorp.com. The information on our website is not part of this Report. We are an emerging growth company, as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The company has developed a two-stage business plan that initially focuses on organic growth through consulting services and then raising capital to acquire distressed assets in the same industry.

Stage 1 - Organic Development

Our business plan entails identifying undervalued and distressed assets (e.g. store businesses) and examining them in an attempt to ascertain whether they would be a good candidate for an acquisition, a lease arrangement, a license agreement or some other business relationship. Typically, we will focus on smaller properties capable of supporting sales of less than $100 million. We will consider truck stops or travel centers which pump 300,000-to-400,000 gallons per month.

We plan to fund our acquisitions in one of the following four ways: (1) debt financing, (2) seller financing, (3) acquire the locations under a management agreement which would also include a purchase agreement with certain terms of purchase for the locations, assuming certain debt which would convert into equity as the debt was paid down during the management agreement period and such equity would then be used as our equity into the transaction, (4) by other financing if needed. We believe that the current owners of some distressed locations may be willing to provide owner financing in order for their locations to remain open and to be able to keep their associates employed.

The next step will be to install the proper management and programs, in each location as a company store, having the company operate and/or lease each location out to an independent operator while the company maintains a long term fuel supply agreement.  Each store location will offer gas and normal convenience store items. The stores will retain a standard outside look, but it will not be a franchise. The locations will be standardized with the same product mix.

We will focus on the fixed and controllable aspects of the convenience store industry to help create a predictable revenue stream. By way of example, we will maintain one or more long-term fuel supply agreement(s) and act as the landlord. By focusing on the fuel supply agreement and recruiting seasoned, on-site, independent operators such as a family operation where they can control day-to-day operations, including merchandise agreements, we delegate the day-to-day operations. This approach will allow senior leadership to focus on executing a long-term business strategy based on organic growth, competitive position and industry dynamics.

We believe we can benefit from several important industry trends and characteristics, including:

-
Ongoing shift of consumer food and general merchandise purchases away from traditional supermarkets to mass merchants, club warehouses and convenience stores, the latter of which is driven by consumers’ desire for convenience in daily shopping needs;

-	Changing consumer demographics and eating patterns resulting in more food consumed away from home; and,

-	Continued opportunities to grow through acquisition as a result of industry fragmentation.

Our plan is to have an independently operated convenience store chain in the southeastern United States. Our stores will be generally situated in suburban areas of rapidly growing markets, coastal/resort areas and smaller towns which are among the fastest growing states in terms of population, employment and gross state product.

Stage 2 - (Organic Development) - Growth Strategy

We believe that there is opportunity to increase sales, productivity and profitability through the implementation of our operating strategy at soon-to-be acquired properties and our planned strategy to increase our property base in existing markets and expand into contiguous markets. Specific elements of our planned growth strategy include the following:

New Store Growth. We believe that growth through property acquisition is currently more economically attractive than growth through new store development because:

●	Acquired properties provide an instant installed base of revenue and cash flow;

●	We are able to grow more rapidly, thus providing increased benefits of larger size;

●	We are able to enter new markets without adding merchandise square footage or additional gasoline outlets to these markets;

●	Acquisitions provide access to established high quality locations and to markets that restrict new store development through stringent environmental and zoning regulations; and

●	Acquiring properties is a lower cost alternative to developing new properties.

With tens of thousands of convenience properties operating in our market, we believe there are enough attractive acquisition opportunities to potentially increase our property base in planned markets and expand into contiguous markets.

In evaluating potential acquisition candidates, we consider a number of factors, including:

●	Strategic fit and desirability of location;

●	Price;

●	Ability to improve productivity and profitability of a location through the implementation of our operating strategy; and

●	Financial impact.

Our strategy is to realize growth and cost savings from acquisitions through:

●	Remerchandising acquired properties with more SKUs and branded merchandise;

●	Upgrading facilities and gasoline equipment;

●	Changing selected sites to branded gasoline suppliers;

●	Negotiating better terms with our suppliers; and

●	Spreading costs over a greater store base eliminate duplicative overhead and centralize functions such as purchasing, accounting, payroll and other administrative functions.

Take for example the marketing units of large refineries who endeavor to pay store operators to rebrand and standardize their locations with the same signage when they sell twenty million plus (20,000,000+) gallons a year. The Company will be in a better position to receive marketing dollars from these refineries.

In addition, the Company will be in a better position when dealing for property because sellers will be motivated to let the Company have an opportunity on a piece of property by being a larger player. And, we would also have them come to us as opposed to always having to search them out. Case in point, there are segments along the U.S. interstate highway systems that we consider to be strategic where we have no presence. We intend to pursue acquisitions in these locations. We will regularly evaluate opportunities to expand through acquisitions, some of which may be significant in size.

We believe these initiatives will provide for significant improvement in the performance of newly acquired properties and expect to begin seeing improved financial results twelve months following the acquisition or shortly thereafter .

Our planned acquisition strategy will be complemented by a new property development program in existing and contiguous markets. In opening new locations, we will focus on selecting property sites on highly traveled roads in coastal/resort and suburban markets or near highway exit and entrance ramps that provide convenient access to each location.

Another good example of an acquisition target are many of the  travel centers originally developed years ago when prime real estate locations along the interstate highway system were more readily available than they are today. Since we believe these prime real estate locations may be difficult to replicate, we see acquiring them an attractive price to possess durable competitive advantages when the property is run well.

While the Company has identified several target properties of interest that we would like to pursue in the future. we have not entered into formal negotiations or reached any definitive agreements in regards to future acquisitions.

Development.  We will have a standard design for new properties appropriate for markets in which we can obtain large parcels of land and where there appears to be sufficient demand to support additional services and a different standard design for markets in which less land is available or where there appears to be less or different potential business.

(Organic Development) - Store Operations / Operating Strategy

The company seeks to implement the following operating strategy:

Gasoline Operations. Presently, we purchase gasoline at the daily market price from several suppliers such as Valero, Motiva and Exxon.  These purchases are not pursuant to long-term contracts.  As the business develops, we anticipate purchasing fuel from one or more supplier(s) under contract. By establishing this supply relationship, we believe we will be able to effectively obtain the best price from our fuel suppliers.  The fuel is purchased at the stated rack price, or market price, quoted at each terminal as adjusted per the contract. The initial terms of these supply agreements range from one (1) to five (5) years and generally contain minimum annual purchase requirements as well as provisions for various payments to us based on volume of purchases and vendor allowances.

Gasoline supply agreements typically contain provisions relating to payment terms, compliance with the supplier’s requirements, minimum use of credit cards, insurance coverage and compliance with legal and environmental requirements. As is typical in the industry, gasoline suppliers generally can terminate the supply contracts if we do not comply with a reasonable and important requirement of the relationship, we fail to make payments which are due, or the supplier withdraws from marketing activities in the area in which we operate, and in connection with fraud, criminal misconduct, bankruptcy or insolvency involving our company.

As we acquire properties, we will implement a brand consolidation project, which we believe will enable us to provide a more consistent operating identity while helping us in our efforts to optimize our gasoline gallon growth and gross profit dollars. In addition, we will negotiate a principal gasoline supply contract, enabling us to better leverage our purchasing power.

Generally, we attempt to pass along wholesale gasoline cost changes to our customers through retail price changes. However, our ability to pass along wholesale cost changes is influenced by gasoline market conditions and the retail prices offered by our competitors. We make no assurances that significant volatility in gasoline wholesale prices will not negatively affect gasoline gross margins or demand for gasoline within our markets.

Product and Service Offering.  We plan to offer many products and services to complement our fuel business. Each location will have a selection of over 1000 items, including food and snack items, beverages, non-prescription drug and beauty aids, batteries, automobile accessories, and music and video products. These offerings will be designed for the family vacationers, travel enthusiasts, and truck driver's on the road lifestyle, including laundry supplies, clothing and truck accessories.

Once we acquire a property, it will be subject to regulation by federal agencies and to licensing and regulations by state and local health, sanitation, safety, fire and other departments, including regulations relating to zoning and building requirements and the preparation and sale of food. Difficulties in obtaining or failures to obtain the required licenses or approvals could delay or prevent the development of a new property in a particular area.

Commission Income. Our commission income will be derived from lottery ticket sales, money orders, car wash, public telephones, ATMs, amusement and other ancillary product and service offerings. This category will be an important aspect of our merchandise operations because we believe it attracts new customers as well as provides additional services for existing customers.

Stage 2 (Organic Development) - Acquisition Activity and Selection

We plan to focus on acquiring properties within our existing and contiguous marketing areas. In evaluating potential acquisition candidates, we consider a number of factors including:

●	Strategic fit and desirability of location;

●	Price;

●	Ability to improve productivity and profitability of a location through the implementation of our operating strategy; and

●	Financial impact.

We believe the advantages of these acquired locations include demonstrated revenue, growth and market characteristics. We also believe acquired properties will have a lower risk profile and higher average return on investment than traditional new store development programs.

Stage 2 (Organic Development)  - Site Selection

In opening new locations in the future, we will focus on selecting sites on highly traveled roads in coastal/resort and suburban markets or near highway exit and entrance ramps that provide convenient access. In selecting sites for new locations, we plan to use an evaluation process designed to enhance our return on investment by focusing on market area demographics, population density, traffic volume, visibility, ease of access and economic development in the market area. We will also review the location of competitors and customer activity.

Stage 2 (Organic Development)  - Upgrading Facilities and Equipment

We plan to upgrade facilities and equipment at acquired locations, including gasoline equipment upgrades. Our renovation program will be an integral part of our operating strategy. We will continually evaluate the performance of individual properties and periodically upgrade facilities and equipment based on sales volumes, the lease term for leased locations and management's assessment of the potential return on investment.

Typical upgrades for many locations in the future may include improvements to interior fixtures and equipment for self-service food and beverages, interior lighting, in-store restrooms for customers and exterior lighting and signage. The upgrading program for our gasoline operations may include multi-product dispensers and pay-at-the-pump credit card readers to enhance customer convenience and service and the installation of underground storage tank, leak detection and other equipment in accordance with applicable EPA regulations.

Stage 2 (Organic Development)  - Operations

Each property will be staffed with a manager, an assistant manager and sales associates who work various shifts to enable most stores to remain open 24 hours a day, seven days a week. Corporate management will oversee independent-operator stores. Field operations personnel will also monitor property conditions, maintenance and customer service through a regular visitation program.

Stage 2 (Organic Development)  - Technology and Automation

In the future, we plan to utilize information systems and application programs for our core business systems, such as accounting, financial reporting and payroll. We also plan to install newer and more reliable mid-range system hardware to support these applications and our continued growth.

In addition to facilitating integration of future acquisitions, these new systems will enable us to adjust merchandise margin and mix, monitor inventory levels, implement pricing by geographic area, improve receiving and pricing accuracy, increase expense control and management reporting and improve communication.

COMPETITION

The Company initially plans to compete in the State of South Carolina for business. The Company has two (2) classes of competition: convenience store consulting organizations and convenience store operators.

In terms of the first, competitors include b2b Solutions LLC and Impact 21 Group LLC which are niche-oriented advisory and consulting services firms specific to the industry. Other competitors include global management consulting firms which offer a full range of consulting and outsourcing services. We may also compete with services providers who provide consulting services to their clients. We believe that the principal competitive factors in the industries in which we compete include: our perceived ability to add value, reputation, client references, scope of services, niche expertise, and ability to deliver services on a timely basis and price. Potential clients would typically retain us on a non-exclusive basis. In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide. We believe that we have at least two competitive advantages in pursuing a consulting line of business: (1) Our senior management has had long-term relationships with a number of vendors and suppliers, in some instances exceeding 20 years, which could be made available to consulting clients through introductions and (2) We also receive regular communications concerning convenience stores that are available for purchase, and could make available to our consulting clients those opportunities that do not seem suitable for the Company to pursue but might be attractive to consulting clients.

With respect to the second group of competitors, they include the largest regional convenience store operators in South Carolina, namely, The Pantry, VPS Convenience Store Group (e.g. operating under the Scotchman brand name, et al.), and Hess. It’s important to note that the Company will not compete head-to-head with these entities. Rather, we will go to smaller, under-served areas of the state where these groups do not have a strong local presence. Next, we will identify areas where the local community would benefit from the ease, accessibility, comfort and utility that we can deliver in a convenience store experience and create a local footprint there.

It is important to note that the convenience store and retail gasoline industries are highly competitive. We will compete with numerous other convenience stores, supermarkets, superstores, drug stores, discount clubs, gasoline service stations, fast food operations and other similar retail outlets.  In some potential markets, our competitors have been in existence longer and have greater financial, marketing and other resources than us. The potential performance of individual properties may be affected by changes in traffic patterns and the type, number and location of the competition. Principal competitive factors include location, ease of access, gasoline brands, pricing, product and service selections, customer service, store appearance, cleanliness and safety. In addition, factors such as inflation, increased labor and benefit costs and the lack of availability of experienced management and hourly employees may adversely affect the convenience store industry. We believe that a modernized property base, strategic mix of locations, gasoline offerings and use of competitive market data will help us optimize competitive gasoline pricing, combined with our management’s expertise will provides us with competitive advantages and allows us to effectively react to changes in the competitive environment.

INDUSTRY OVERVIEW

The United States convenience store industry is large and undergoing change. According to the National Association of Convenience Stores (“NACS”), the U.S. convenience store industry had more than $700 billion in sales and 149,000-plus stores as of December 31, 2012.   This is a 0.7 increase (1,094 stores) from the year prior, according to the latest NACS/Nielsen Convenience Industry Store Count.

While the recent trend has been downward sloping, we believe the convenience store industry exhibits several characteristics that have historically tended to insulate it from seasonality and global and domestic economic trends.

These characteristics include:

●
Convenience Stores Offer More Convenience. Convenience stores offer speed of service to time-starved consumers who want to get in and out of the store quickly. These shoppers recognize this channel of trade for its convenient locations, extended hours of operation, one-stop shopping with sales of necessity items, grab-and-go foodservice, variety of merchandise and fast transactions (e.g. small average transaction size).

●
Motor Fuel Sales Account for 71.5 Percent of Total US Sales.Convenience stores sell the majority of gasoline purchased in the country — more than 80 percent of all fuel sold in the United States in 2011. Of the 148,126 convenience stores in the United States in 2011, 120,950 sell motor fuels for a total of more than $486 billion in motor fuel sales for 2011, according to NACS.

According to the NACS report, the convenience store industry had record sales of $700.3 billion in 2012.  Also, according to the NACS report, business consists of two primary categories: merchandise, with 2012 sales of more than $199 billion, and gasoline, with 2012 sales of more than $501 billion. The trend to combine gasoline, a key necessity item, with merchandise-selling stores has played an important role in the growth of the industry. Major merchandise categories include cigarettes, beer, packaged beverages, food service and candy.

Average merchandise margins have remained relatively stable in 2011, but have increased as a percentage of merchandise revenue. Also, according to the NACS report, the convenience store industry has steadily increased its market share of gasoline sales from approximately 30% in 1988 to 56% in 1997 to 70% in 2009 and 80% in 2011. This trend can be attributed to an increase in the number of convenience stores selling gasoline, consumer preferences and a decrease in the number of gasoline service stations. Gasoline margins have remained relatively stable in 2011 despite fluctuations in retail gas prices. Other sources of revenue at convenience stores include lottery commissions, money order commissions, and ATM machines.

The convenience store industry provides opportunities for a large, well-managed operator to realize cost savings and operating efficiencies and increase sales and profitability due to the industry's high degree of fragmentation, major oil companies existing the business, lack of merchandising focus and insufficient capital investment.

Highly Fragmented Industry. The convenience store industry is fragmented. Industry participants have historically consisted of oil and gas operators, smaller independent chains, "mom-and-pop" stores and sole proprietorships. Several factors will continue to drive consolidation in the industry. These factors include:

●	Independent operators' desire for liquidity;

●	Non-competitiveness of small operators as other industry participants become larger and efficient;

●	Increasing environmental regulations that have resulted in higher capital costs; and,

●	Higher new-store development costs.

Major Oil Companies Exiting The Business. In the 1980s and 1990s, major oil companies had a stronger presence in retail convenience stores. Today, competition has pressured many oil giants out of the retail gas and convenience store market. According to 2009 NACS figures, less than 7 percent of fuel retailing stores are now owned by one of the five major oil companies.

Lack of Merchandising Focus. Many convenience store operators have been in the gasoline business, with little focus on merchandising. Smaller independent chains and "mom-and-pop" operators generally lack sophisticated merchandising capabilities due to their limited size, capital constraints and technological limitations.

 Insufficient Capital Investment. Many convenience store operators have made only limited capital investments in facility improvements and technological advances.

Such improvements and innovations, which can increase sales and profits, include:

Attractive Well-Lit Facilities. Improvements to signage, lighting, canopies, paint, in-store restrooms, interior decor and fixtures and overall exterior appearance enhance store visibility and create a greater sense of security, which attract customers.

Pay-at-the-Pump Credit Card Readers. Pay-at-the pump credit card readers enable the customer to refuel and pay automatically at the pump. We believe that pay-at-the-pump credit card readers improve customer traffic because of increased safety and convenience and increase both gasoline and merchandise sales.

Multi-Product Dispensers. Multi-product dispensers allow customers to access all fuel options at one pump, and consequently increase traffic throughput and gasoline volume potential. We also believe that convenience stores with multi-product dispensers typically sell a higher percentage of higher grade, higher margin gasoline than other convenience stores.

Technology and Store Automation. These systems can improve an operator's ability to adjust merchandise margin and mix, monitor inventory levels, implement pricing by geographic area, improve receiving and pricing accuracy, increase expense control and management reporting and improve communication between individual stores, field personnel and headquarters.

The current industry environment has created growth opportunities for a small industry player with experienced management team, strong independent-operator focus and access to capital.

Small industry players in good standing with access to capital have an opportunity to purchase distressed properties or enter into attractive leasing contracts at deep discounts. This opportunity is precipitated by a difficult economic climate, falling real estate prices, and motivated convenience store owner/operators, struggling to survive, and looking for a way out.  At the same time, many banks are motivated to short sell underperforming loans to clear their balance sheets. This combination of low real estate prices, low percentage rate loans, and economies of scale realized through aggregating single store operations into a cohesive group, creates new synergies through stronger purchasing power as well as new opportunities for growth to help the Company perform more effectively.

INDUSTRY CHARACTERISTICS

Foodservice at Convenience Stores. Convenience stores continue to evolve from simple gas stations that happen to sell food to stores that happen to sell fresh prepared foods.

Beer Sales. According to the 2011 NACS figures, the majority of convenience stores sell beer, accounting for nearly one-third of all beer purchased in the United States, about 93 percent of which is sold cold. In fact, the U.S. convenience store industry sells more than 2 billion gallons of beer a year – roughly one-third of all the beer purchased in the Unites States.

Candy Sales. Candy is a high-impulse item in convenience stores. In fact, many shoppers (49 percent) report that their candy purchases were unplanned, according to global research firm Envirosell.

Coffee Sales. Convenience stores are one of the preferred destinations for coffee drinkers. Consumers stop to buy coffee more than they fill up their cars, providing convenience stores with an opportunity to build loyalty and repeat sales.

Technology. The integration of technology into convenience stores continues at a fast pace. Over the past decade, the convenience store industry has gone from being a technology laggard to a technology leader in using new technologies to deliver convenience.

 Trademarks and Copyrights

We do not own any patents or trademarks.

Employees

We have aproximately 60 full-time employees and 15 part time employees, and plan to employ more qualified employees in the near future. We plan to keep staff at a minimum to minimize overhead. Further details are described in the Plan of Operations below.

Government Regulations

Our business is regulated by three separate government agencies in each of the states in which we operate.  First, the State Departments of Natural Resources require us to obtain permits for our underground gasoline storage tanks.  These permits are typically for two years.  The Departments of Natural Resources also typically inspect our gasoline pumps for accuracy at least every two years.  Second, we are regulated by the State Lottery of each state in which we operate in order for us to sell lottery tickets.  Third, we are subject to State regulation of sale of beer and alcohol.  We believe that we have all of the material required licenses and permits to operate our business and all of such permits and licenses are current.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making your decision to invest in shares of our common stock. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have an adverse impact on our business, results of operations, financial condition and cash flows. If any of the following risks develops into an actual event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have limited operating history and face many of the risks and difficulties frequently encountered by development stage company.

We are an ‘‘emerging growth company,’’ as that term is defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and to date, our efforts have been focused primarily on the research, design, development and marketing of our business model. We, including our subsidiary, have limited operating history for investors to evaluate the potential of our business development. We have limited net revenues and net income from operations.  Our net revenues are insufficient to make the payments for the acquisitions made by our subsidiary Travel Centers.  There can be no assurance that we will be able to implement our business plan based on the foregoing factors.

We compete with more established and well-recognized companies, which may have a competitive advantage.

We operate primarily in the convenience retail store industry, which is highly competitive, with numerous small and large companies in the United States. We compete, and expect to continue to compete, with entities whose sole or primary business is convenience retail stores, including national and regional franchises, gas stations, grocery stores, mass merchandisers, and warehouse clubs as well as internet based retailers. Convenience stores that sell prepared meals also compete with restaurants and fast food retail locations. Many of our competitors and potential competitors have substantially greater capital resources and more experience in our industry and may have significant competitive advantages including long term supply and marketing relationships, franchise systems, advantageous store locations, proprietary products, exclusive suppliers, low cost warehouse, supply and distribution systems, sophisticated point of sale information systems and access to a lower cost of capital. We may have difficulty competing with such established and well-recognized companies. In addition, our competitors could introduce new products or services with features that could render our technologies, products or services less marketable.  Many of our competitors have developed and successful company-issued credit cards with loyalty programs which will likely decrease our opportunity to compete successfully.  Many of our competitors are part of a national or international companies or franchise systems and may be able to receive administrative, financial and other support that reduce their operating costs and have successful marketing and promotional campaigns.

Our future success is dependent, in part, on the performance and continued service of Peter Iodice, our President and sole director and any loss of his services would likely result in material and adverse effects on our operating results.

We depend upon the experience, abilities and continued services of Peter Iodice, our President and Director. We currently do not have an employment agreement with Mr. Iodice. The loss of the services of our officers could have a material adverse effect on our business, financial condition or results of operation.

If we cannot hire or retain skilled executive, managerial and technical personnel, our business can be adversely affected.

We currently only have four executives]. A failure to attract and retain  qualified individuals for our senior executive positions could adversely affect our operations and any future revenues. We continue to seek additional qualified personnel in order to expand our development efforts and operations. There is no assurance that we will be able to attract and retain any such qualified personnel.

Franchise laws could restrict our ability to develop third party managed locations.

The offering and operations of a franchise are subject to extensive regulations. A franchise is typically defined as a contract or agreement, either expressed or implied, whether oral or written, between two or more persons by which the franchisee is granted the right to engage in the business of offering, selling, or distributing goods or services under a marketing plan or system prescribed in substantial part by a franchisor, and the franchisee is required to pay, directly or indirectly, a franchise fee, or the franchisee is granted the right to engage in the business of offering, selling, or distributing goods or services substantially associated with the franchisor's trademark, service mark, trade name, logotype, advertising, or other commercial symbol designating the franchisor or its affiliate, and the franchisee is required to pay, directly or indirectly, a franchise fee. The broad scope of the franchise regulations could limit our ability to offer opportunities to purchase, own and operate a convenience retail store to independent third parties. Registering a franchise would subject us to significant regulations. If our distribution system includes a franchise and we fail to register the franchise with the Federal Trade Commission and applicable state authorities, then we would be subject to significant penalties and liabilities.

Our financial results may be affected by our limited retail diversity.

Convenience stores typically sell products at a premium to the price for the same or similar products readily available at other retail stores.  We do not expect to have proprietary or store labeled products that are similar to products that we intend to sell and will not be able to offer our own store brands.  Consumers may opt to choose such store brands that are typically offered at a lower retail price and the national brands that we expect to offer.  We will have limited shelf space and will not be able to offer the diversity of products of other retail stores and may not offer the products favored by consumers.  We do not expect to have the same volume of sales as “big box” and superstore retail outlets, internet based retailers or other merchants.  Such merchants would be able to command lower prices or other considerations for national brand products and other products that we may choose to sell.  Our limited product offerings will limit our ability to offer specials and products that are offered at a low price with the intention of generating consumer traffic.

Our financial results may be affected by any adverse economic conditions.

The convenience store, trucking, and travel center industry are the primary customers for our planned goods and services. Freight and trucking demand in the U.S. generally reflect the amount of commercial activity in the U.S. economy.  Adverse economic conditions could significantly reduce our retail traffic.  Our stores will likely sell products at a premium to the price offered by our retail stores and formats.  In adverse economic conditions, consumers often will purchase products at larger retail store locations that offer the same or similar products at lower prices.

Convenience stores typically require regular and expensive maintenance and capital investments.

Convenience stores are typically open for business 24 hours per day, 365 days per year. This limits our ability to implement routine and emergency maintenance and repairs and replace or refresh our retail stores.  This can lead to maintenance and repair costs that are greater than other retail store formats.

Our business is seasonal.

Sales in our business are seasonal and generally peak during warm weather months. This may cause us certain cash flow difficulties in servicing debt and other financing operations and capital improvements.

We may face environmental liabilities associated with underground storage tanks.

Our locations will typically sell fuel and related petroleum products.  Federal and state agencies regulate underground storage tanks with gas pumps. Leaks from these tanks may cause environmental damage. Liability for faulty fuel tanks can be costly.  Liability under federal and state laws continue after our ownership of a property and may be unknown for several years.

We may be more affected by crime than other retail formats.

Our employees typically have minimal supervision and access to cash, affording the opportunity for employee theft. Employees may be injured by robberies and we suffer losses as well. We do not have sufficient number of employee to effectively deter and prevent shoplifting and other thefts. Further, there has been an increase in flash mob shoplifting where masses of criminals descend on a store and rob it. A recent retail survey reported that one in ten of all retailers has been victimized by flash mobs. The National Association of Convenience Stores reports that the average loss per convenience store was $750 in 2009. These losses could have an adverse material effect on our results.

We are in a highly regulated business.

Our sales of gasoline, alcohol and cigarettes are regulated. Taxes on these items are significant and any increase in these taxes could be detrimental to our income. Further, we may face penalties if we sell cigarettes or alcohol to minors.   The scope of regulations include approval of retail owners or managers.  In addition, the increase of taxes imposed on fuels, alcohol and cigarettes as well as increases in sales tax rates could significantly increase the cost of our products and decrease our revenues.

Reductions in the consumption of alcohol and cigarettes may affect our results.

Currently, there are campaigns against the drinking and smoking. Alcohol and cigarettes sales are a material portion of our sales and profits. Any reduction in smoking and drinking is likely to have an adverse effect on our revenues and income.

We may be required to invest in new equipment.

Federal and state regulations may force us to upgrade pumps and storage tanks. Older pumps may have to be upgraded if they cannot register gas prices over $3.99. We may have to acquire new or additional tanks and equipment to deliver new alternative fuels.  Upgrading equipment could require a significant amount of capital investment, requires compliance with local and federal laws and could close a store for months resulting in loss of revenues.

We are in a business with low profit margins and price-based competition.

Gasoline sales have low profit margins and prices can be volatile. Consumers are sensitive to price differentials and we can lose business quickly if we are not competitive. If we price gasoline too high, we may lose retail sales of other items.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Initially, approximately $100,000 to $200,000 is needed to complete the audit for the year ended December 31, 2012 as well as the review for the first quarter of 2013.   Additionally, for each additional location, we require approximately $150,000 to fund the start-up lease or, for an acquired store, to bring an underperforming location to satisfactory performance with trained personnel.  While the Company is engaged in a constant search for new financing, the necessary financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. If we are unable to obtain financing on acceptable terms, we could be forced to delay or scale back our business plan. In addition, such inability to obtain financing on acceptable terms could have a material adverse effect on our business, operating results, or financial condition. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We may face damage to our professional reputation or legal liability if our clients are not satisfied with our services.

As a development stage company in the convenience retail store, we will initially depend to a large extent on our relationships with our potential clients and our reputation for professional services and integrity to attract and retain clients. Our major marketing efforts are being made in associations of convenience stores. The members of these associations are likely to communicate with one another. As a result, if a client is not satisfied with our services or it may be more damaging in our business than in other businesses.

We may face legal liabilities from claims made against our work.

Our consulting engagements may involve projects that are critical to the operations of our clients’ businesses. Convenience retail stores may be subject to losses such as robberies, employee theft losses, and environmental liabilities. If we fail to meet our contractual obligations, we could be subject to legal liability, which could adversely affect our business, operating results and financial condition. The provisions we typically include in our contracts which are designed to limit our exposure to legal claims relating to our services may not protect us or may not be enforceable under some circumstances or under the laws of some jurisdictions. If a legal judgment is rendered against us we may be forced to limit out proposed operations or cease our operations.  We expect to sell products that are part of a national sales program and under terms and conditions designed by our suppliers, including tobacco products, alcoholic beverages and candy.  Any class action suits against the manufacturers and distributers of such products will likely include us.  Defending ourselves in any large class action lawsuit would likely result in a material adverse effect on our operations.

Our anticipated contracts can be terminated by our clients with short notice.

We anticipate that most of our clients will retain us on a non-exclusive, engagement-by-engagement basis, rather than under exclusive long-term contracts. Consulting engagements may be less than 12 months in duration. We estimate that the majority of our contracts can be terminated by our clients with short notice and without significant penalty. The advance notice of termination required for contracts of shorter duration and lower revenue is typically 30 days. Longer-term, larger and more complex contracts may require a longer notice period for termination and may include an early termination charge to be paid to us. Additionally, large client projects may involve multiple engagements or stages, and there is a risk that a client may choose not to retain us for additional stages of a project or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of our clients.

We will provide consulting services to third party companies in the convenience store and retail gasoline business.  We anticipate that this will be a core part of our business for the foreseeable future. We will receive fees for our services on an hourly rate or monthly fee basis and usually enter into multi-month agreements with clients which include some type of retainer payment. We intend to further develop our consulting services by the hiring additional personnel with the appropriate expertise. We do not currently have any clients.  It is our intention that revenues will be derived from providing consulting services to independent third parties.

Risk Related To Our Capital Stock

We do not intend to pay any dividends.

We have not paid any dividends on our common stock and do not anticipate declaring any dividends on our common stock in the foreseeable future. Our board of directors presently intends to retain all earnings, if any, for use in our business operations and development of facilities.

Our securities are considered highly speculative because of the early stage of development and nature of our business.

We operate in an industry that is highly competitive, fast developing and subject to changing consumer preferences. We do not have a significant market presence, have a limited number of store locations and have generated limited revenues. Any profitability of our business depends on our successfully executing our business plan, which is subject to the risks inherent in any new business and those risks specific to the convenience retail industry. In addition, we continue to seek additional investment either through debt or equity to develop our business plan and to sustain our future business operations.

Our securities are subject to the ‘‘Penny Stock’’ regulations of the SEC, which may restrict trading of our common stock in the event a trading market develops for our shares.

The SEC defines a ‘‘penny stock’’ as any equity security other than a security excluded from such definition by Rule 3a51-1 of the Exchange Act. Generally, a ‘‘penny stock’’ is any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Since our shares are not listed on a national stock exchange and the market price of our shares is less than $5.00 per share, our securities are subject to the penny stock rules under Rule 15g-9 of the Exchange Act, which imposes restrictions on broker-dealers who sell to persons other than established customers and accredited investors.

The penny stock rules require a broker-dealer to, prior to the sale of the penny stock, approve the purchaser’s account for transactions in penny stocks by obtaining the purchaser’s information regarding his or her financial situation, investment experience and investment objectives. The broker-dealer must deliver a standardized risk disclosure document prepared by the SEC to provide the purchaser with additional information including current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the purchaser’s account. The broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and that the purchaser has sufficient knowledge and experience in financial matters. In addition, the broker-dealer must receive the purchaser’s written agreement to the transaction. These additional requirements may affect the ability of broker-dealers to trade our securities and reduce the level of trading activity in the secondary market. As a result, penny stock rules limit the marketability of our common stock and may discourage investors from purchasing our common stock at such time, if ever, that our stock is available for market purchase.

Future sales or issuances of substantial amounts of our common stock could affect the market price of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 520,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and shares of “blank check” preferred stock $0.0001, par value, per share.  Blank Check preferred stock is stock which the Company’s board of directors has broad authority to determine voting, dividend, conversion, and other rights.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.

Future sales or issuances of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, in the public market, or perceptions that those sales, issuances and/or conversions could occur, could adversely affect the price of our common stock at such time, if ever, that our stock is traded, and our ability to raise capital in the future. At the present time, we expect that we will require substantial amounts of outside funding to finance our operations and pay our obligations under an acquisition contract, which could be raised through the sale of our common stock or securities exercisable or convertible into our common stock. Our ability to issue additional shares of our common stock or any class of stock that is convertible into shares of common stock may be limited by the causing an ‘‘overhang’’ that may reduce the price of our common stock if, as and when there is trading in our common stock.

A small number of shareholders exercise considerable control over us.

Peter Iodice, our President and Chief Executive Officer holds thirty percent of the voting power of our common stock and can decisively influence the outcome of decisions requiring shareholder approval. The level of ownership held by this stockholder may delay, deter or prevent the change of control, even if such change of control would be beneficial to the other holders of our securities. Additionally, the recent acquisition of our significant subsidiary was from an affiliate of Peter Iodice.  This and other affiliated transactions and future transactions with affiliates of Peter Iodice could be detrimental to our stockholders.

We will incur significant costs as a result of operating as a public company, and our management will devote significant time to new compliance initiatives. We may fail to comply with the rules that apply to public companies, which could result in sanctions or other penalties.

We will incur significant legal, accounting and other expenses as a public company, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, and regulations regarding corporate governance practices, such as accurately and timely filing annual and interim reports, soliciting proxies for annual and special meetings of stockholders, conflicts of interest policies and a code of conduct. Our management and other personnel will need to devote a significant amount of time to ensure that we comply with all of these requirements. Moreover, the reporting requirements, rules and regulations will increase our legal and financial compliance costs and will make some activities more time- consuming and costly. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

After this offering, we will be subject to Section 404 of The Sarbanes-Oxley Act of 2002 and the related rules of the SEC, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Beginning with the second annual report that we will be required to file with the SEC, Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Subject to being a smaller reporting company, once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal controls over financial reporting.

To date, we have not conducted a review of our internal control for the purpose of providing the reports required by these rules. Accordingly, no assurance can be provided as the adequacy or effectiveness of our internal controls, which could harm our operating results, cause investors to lose confidence in our reported financial information and cause the trading price of our stock to fall.

We are an ‘‘emerging growth company’’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits ‘‘emerging growth companies’’ like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit ‘‘say-on-pay’’, ‘‘say-on-pay frequency’’ and ‘‘say-on-parachute’’ votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this provision, so our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities and should not be considered to have a relationship to our actual value.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.00125 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value or our assets or our earnings or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

DESCRIPTION OF PROPERTY

The Company leases the following properties:

2991 US Highway 80, Bloomingdale, Georgia 31301 - Convenience store

34 Plantation Business Park, Bluffton, SC 29910 - Convenience store

593 Greenfield Ct, Bluffton, SC 29910 - Convenience store/gas station/car wash

3522 S Okatie Hwy, Hardeeville, SC 29927-8759 - Bryan Country Store

1113 North Columbia Avenue, Rincon, GA, 31326 - Convenience Store/Truck Stop/Restaurant/Gas Station/Car Wash/Drive Thru

4372 Bluffton Parkway, Bluffton, SC 29910 - Neighbors Full Service Car Wash

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

On December 31, 2012, the Company materially expanded its operations through the purchase of TCP.  As TCP represents the majority of the Company’s operations, the following discussion principally relates to the operations of TCP; the Company will provide additional disclosure regarding its consolidated operations in connection with the publication of pro forma combined financial statements, which it anticipates will be made in the next few weeks, and in connection with its consolidated financial statements for the year ended December 31, 2012, which will be filed not later than March 30, 2013.

In September 2012, the Company revised the original agreement dated November 5, 2011 that agreed to purchase certain assets of the business related to a store location that the Company began operating and took control of the operations in 2011. Under the agreement, the Company agreed to purchase the business assets for $2,200,000 with the balance of all payments to be made by February 28, 2013. Payments of $10,000 per month plus additional payments not to exceed $4,900 per month are payable beginning September 2012. An additional payment of $150,000 is required if the final payment(s) are extended to February 28, 2014. Certain payments made on behalf of the former operators of the store will be credited against the purchase price. In addition, the Company will lease the real estate for the location at a monthly rental of $17,900.

In April 2012, the Company assumed the operation of a store location. Under the agreement, the Company is to pay rent of $4,000 per month through April 30, 2015. The Company also has an option to purchase the real estate for a total purchase price of $899,000. Payments on the option are $50,000 due on April 30, 2012, $75,000 due on December 1, 2012, May 1, 2013, and May 1, 2014, with the balance due May 1, 2015.

In May 2012, the Company acquired a store location for a total consideration of $250,000 consisting of a cash payment of $25,000, assumption of debt and accounts payable of $88,000 and execution of a promissory note for $137,000 payable over eighteen months at a monthly payment of $7,611. As part of this transaction, the Company is leasing real property over eighteen months at a monthly rental of $3,575.

In June 2012, the Company purchased assets of a convenience store operation for $300,000 payable over one year with $50,000 due on June 21, 2012, August 21, 2012, and October 21, 2012, with the balance of $150,000 due on June 21, 2013. The Company is also leasing real estate as part of this transaction for five years at a monthly rental payment of $4,200.

In July 2012, the Company purchased certain inventory of a convenience store location and entered into a ten year lease to lease certain real estate. Payments under the lease range from $6,000 per month up to $15,000 per month for the final eight years of the lease plus real estate taxes. The lease contains certain financial covenants that the Company must comply with.

Results of Operations

Nine Months Ended September 30, 2012

Revenues - Revenues for the nine months ended September 30, 2012 were $5,506,309, up from $0 for the nine months ended September 30, 2011.  The increase in revenues was wholly attributable to the acquisition of all six of our operating locations.

Gross Profit - Gross Profit for the nine months ended September 30, 2012 was $753,201, up from $0 for the nine months ended September 30, 2011.  The increase in gross profit was wholly attributable to the increase in revenues for the same period.

Operating Expenses - Operating Expenses for the nine months ended September 30, 2012 were $1,449,561, up from $10,357 for the nine months ended September 30, 2011.  The increase in operating expenses reflects the material expansion of our operations due to the acquisition of all our operating locations.

Loss from Operations - Loss from Operations for the nine months ended September 30, 2012 was $696,360, up from $10,357 for the nine months ended September 30, 2011.  The increase in loss from operations was due to the increase in operating expenses described above.

Net Loss - Net Loss for the nine months ended September 30, 2012 was $696,710, up from $10,357 for the nine months ended September 30, 2011.  The increase in net loss was due to the increase in operating expenses described above.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

 As reflected in the accompanying consolidated financial statements, the Company had a cash balance of $221,764 at September 30, 2012 and a net loss and net cash used in operating activities for the interim periods then ended.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  While the Company is attempting to generate sufficient revenues and hopes to realize certain economies of scale and increased purchasing power due to its expanding operations, its operations are subject to considerable fluctuation and the Company’s cash position may not be sufficient enough to support the Company’s daily operations in any given period.  In the past, such cash shortfalls have been addressed by infusions of cash by its majority shareholder.  In the future, if revenues are not sufficient to cover operating expenses, we may need to seek additional debt or equity financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this Offering and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common stock	Peter Iodice 897 Fording Island Rd., Bluffton, SC 29910	31,076,000 sh	30%

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2012 and 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Pete Iodice	2011	85,000	0	0	0	0	0	0	85,000
	2012	85,000	0	0	0	0	0	0	85,000
Robert Nash	2011	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0
Totals

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of Five Hundred Twenty Million (520,000,000) shares of capital stock, of which 500,000,000 shares are common stock, $0.001 par value per share, and 20,000,000 share are preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. Currently we have  31,390,000 shares of common stock issued and outstanding as of December 31, 2012.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into number of series as our board of directors may determine. Our board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. Currently there are no preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Our stock transfer agent is Issuer Direct, 500 Perimeter Park Dr. Ste. D Morrisville NC 27560.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quotation of our common stock on the OTC Bulletin Board in the future.  However, applying for a quotation does not insure our securities will be traded or that a market will materialize. we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Capital Stock

As of December 31, 2012, we had 61 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As described in our financial statements, our majority stockholder has advanced funds to the company from time to time and we anticipate that he may do so again in the future.   The amount of such loans made to us during the year ended December 31, 2012 did not exceed $120,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Incorporated by reference to Item 4.01 of the Registrant’s Form 8-K/A filed March 7, 2013.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of December 31, 2012. Our Executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Board of Directors

Peter Iodice
Robert Nash

Executive Officers

NAME	AGE	POSITION

Peter Iodice	63	President, Chief Executive Officer, Chief Financial Officer and Secretary

Robert Nash	52	Senior Vice President

Peter Iodice, President, Chief Executive Officer, Chief Financial Officer and Secretary

Mr. Iodice is involved in the development and operations of convenience stores and travel centers. He has served as President of Travel Center Partners, which has been his primary employer since 2009  His major responsibility has been to oversee the overall operations of the units with his primary responsibility was to oversee the growth and expansion of the company.  Prior to starting the Company Mr. Iodice was self-employed within the convenience store industry.

Mr. Iodice is qualified to serve as our Director because he has been involved in the development and operations of convenience stores and travel centers for over twenty-five (25) years. Pete Iodice’s management experience in the convenience store industry started in 1974 after graduating from university. Mr. Iodice started in the management program with a large convenience store chain, and advanced to a district manager overseeing as many as fifteen (15) stores and over seventy-five (75+) employees as operator and manager. Later, Iodice managed a group of nine convenience stores and two 24-hour truck stops for Retail Convenience Stores, Inc. In 2000, Mr. Iodice formed and operated a wholesale fuel distribution business as a direct distributor for most major gasoline brands, selling over fifty million gallons per year. This business, Petroleum Products Southern, Inc. was sold in 2006, along with his interest in numerous convenience store locations. Mr. Iodice also maintains memberships in local, state and national associations and has and will continue to attend continuing education forums for the industry. For these reasons, Iodice is substantially experienced in this industry.   Mr. Iodice received his BBA degree in Management and Finance from the University of Georgia in 1973.

In 2007 Mr Iodice settled with the State of South Carolina on a business matter in the amount of $100,000.00. Since that time the matter has been fully adjudicated and settled.

Robert J. Nash, Senior Vice President

Mr. Nash has served as Vice President and later Senior Vice President of Travel Center Partners, which has been his primary employer since 2010.  From 2008 to 2010, Mr. Nash was self-employed as a mortgage and business loan originator and provider of credit-repair services.  He has over 25 years of experience in residential loan originations FHA, VA, Conventional, USDA Rural, sub-prime and private lenders. Mr. Nash has targeted commercial loan originations for the last three years, as broker with growing network of lenders in many niche programs. He specializes in originating loans secured with monthly account receivables, equipment, brick and mortar, unsecured lines of credit and private blanket loans. He has been but currently is not approved by the New York State Banking Department for residential loan originations. Mr. Nash has many successes with private equity, commercial lenders, and succeeding with new Wall St. associations, like the CommitForum and CROA.com which both 2011 and 2012 was invited to participate with the “Closing Bell Ceremonies” at the NYSE Euronex.  Mr. Nash  has a degree in business from the Ridley-Lowell School of Business.

Election of Directors

The Company will elect its Chairman every six years and other directors every five years.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our director or executive officers of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We currently do not have separately designated audit, nominating or compensation committees. At this time we have no plans to designate separate board of directors committees.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES.

Our directors and officers are indemnified as provided by the Delaware General Corporation Law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PRO FORMA FINANCIAL INFORMATION FOR TRAVEL CENTER PARTNERS AND ARTEMIS ACQUISITION CORP.

On December 31, 2013, the Company acquired all of the capital stock of TCP in exchange for 1,000,000 shares of the Company’s capital stock.   We have included (a) the pro forma consolidated balance sheet for the Company and TCP as at December 31, 2012, (b) the pro forma consolidated statement of operations for the Company and TCP for the year ended December 31, 2012 and (c) the projected consolidated income statement for the Company and TCP for the years ended December 31, 2013 and December 31, 2014.

Artemis Acquisition Corporation Travel Center Partners, Inc.
Proforma Consolidated Balance Sheet (unaudited)
As of December 31, 2012

ASSETS

Current Assets
Cash	242,069
Accounts Receivable	52,741
Inventories	160,974
Employee Advances	19,560
Stock Subscriptions Receivable	15,000
Prepayments	4,000
Total Current Assets	494,344

Net Fixed Assets	238,826
Deposits	225,230
Intangible	16,448
Goodwill	2,636,052
3,116,556

Total Assets	3,610,900

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Deposits Payable	8,005
Accounts Payable	609,293
Accrued Liabilities and Other Payables	303,868
Debt	361,438
Due to Acquisition Owners	219,549
Due to Officer	5,300
Due to Fuel Marketing, Inc.	109,050
Due to Compass Energy Holdings, Inc.	1,872,880
Due to Travel Center Partners	100
Contingent Consideration	1,771,876
Total Current Liabilities	5,261,359

Shareholders' Deficit

Common Stock	9,939.00
Additional Paid In Capital	84,450.00
Net Loss	(1,744,848.00)
Accumulated deficit
Total Shareholders' Deficit	(1,650,459.00)

Total Liabilities and Shareholders' Deficit	$3,610,900.00

Artemis Acquisition Corporation and Travel Center Partners, Inc.
Proforma Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2012

Revenues	$8,010,935
Cost of Goods Sold	$7,054,697
Gross Profit	$956,238

Operating Expenses	$2,699,819
Income/Loss from Operations	$(1,743,581)

Other Income & Expenses:
Organizational and Related Expenses	$8,139
Other Income	$17,587
Interest Expense	$10,715
$(1,267)

Net Income/Loss	$(1,744,848)

Artemis Acquisition Corporation and Travel Center Partners, Inc.
Projected Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2013

Revenues	$27,175,439.45
Cost of Goods Sold	18,586,550.24
Gross Profit	8,588,889.21

Operating Expenses	5,407,231
Income/Loss from Operations	3,181,658

Other Income & Expenses:
Interest Income	33
Other Income	20,555
Interest Expense	61,649
(41,061)

Income/Loss before Income Tax	3,140,597

Provision for Income Taxes	558,296

Net Income/Loss	$2,582,301

Artemis Acquisition Corporation and Travel Center Partners, Inc.
Projected Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2014

Revenues	$40,735,079.00
Cost of Goods Sold	28,293,924.00
Gross Profit	12,441,155.00

Operating Expenses	7,939,529
Income/Loss from Operations	4,501,626

Other Income/ Expenses:
Interest Income	33
Other Income	20,555
Interest Expense	102,549
(81,961)

Income/Loss before Income Tax	4,419,665

Provision for Income Taxes	1,767,866

Net Income/Loss	$2,651,799

TRAVEL CENTER PARTNERS, INC.
BALANCE SHEET
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS	(unaudited)
Current Assets
Cash	$221,764	$5,165
Accounts Receivable	195,848	927
Inventories	160,974	140,190
Employee Advances	20,770	-
Due from Officer	25,425	-
Total Current Assets	624,781	146,282

Equipment	291,410	1,529
Deposits	14,690	93,221
Goodwill	2,580,000	79,919

Total Assets	$3,510,881	$320,951

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Bank Overdraft	$282,138	$10,081
Accounts Payable	264,554	208,676
Accrued Liabilities and Other Payables	180,950	10,729
Debt	78,671	-
Due to Acquisition Owners	2,231,844	-
Due to Officer	-	224,484
Due to Fuel Marketing, Inc.	109,050	-
Due to Compass Energy Holdings, Inc.	993,290	2,934
Due to Artemis Acquisition Corp.	203,047	-
Total Current Liabilities	4,343,544	456,904

Commitments

Shareholders' Deficit
Common Stock, $1 par value, 25,000,000 shares authorized;
10,000 shares issued and outstanding	10,000	10,000
Accumulated deficit	(842,663)	(145,953)
Total Shareholders' Deficit	(832,663)	(135,953)

Total Liabilities and Shareholders' Deficit	$3,510,881	$320,951

TRAVEL CENTER PARTNERS, INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended
	September 30, 2012	September 30, 2011

Revenues	$5,506,309	$-
Cost of Goods Sold	4,753,108	-
Gross Profit	753,201	-

Operating Expenses	1,449,561	10,357
Loss from Operations	(696,360)	(10,357)

Other Expenses:
Interest Expense	350	-
Loss before Income Tax	(696,710)	(10,357)

Provision for Income Taxes	-	-

Net Loss	$(696,710)	$(10,357)

TRAVEL CENTER PARTNERS, INC.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2012	September 30, 2011

Operating Activities:
Net Loss	$(696,710)	$(10,357)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation and Amortization	24,749	-
Changes in operating assets and liabilities:
Accounts Receivable	(194,921)	-
Inventories	(20,784)	-
Employees Advances	(20,770)	-
Deposits and Other Assets	78,531	-
Accounts Payable	55,878	-
Accrued Liabilities and Other Payables	170,221	-
Due to Acquisition Owners	2,231,844	-
Net cash used in operating activities	1,628,038	(10,357)

Investing Activities:
Acquisition of Business and Asset Purchase	(2,500,081)	-
Purchase of Equipment	(314,630)	-
Net cash used by investing activities	(2,814,711)	-

Financing Activities:
Changes in Bank Overdraft	272,057	-
Proceeds from Debt	78,671	-
Borrowing from (Payment to) Officer	(249,909)	14,681
Borrowing from Fuel Marketing, Inc.	109,050	-
Borrowing from (Payments to) Compasss Energy Holdings, Inc.	990,356	(5,199)
Borrowing from Artemis Acquisition Corp.	203,047
Net cash provided by financing activities	1,403,272	9,482

Net change in cash	216,599	(875)
Cash, beginning of period	5,165	1,370
Cash, end of period	$221,764	$495

Supplemental disclosure of cash flow information:
Cash paid for interest	$350	$-
Cash paid for income taxes	$-	$-

Non cash investing/financing transactions:

The Company recorded $2,200,081 in Goodwill and $1,721,876 in Due to Acquisition Owners from the purchase of Ultimate Car-Wash, LLC during the period ended September 30, 2012, which is non-cash.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies

Organization:

Travel Center Partners, Inc. (“TCP” and the “Company”) operates a chain of retail convenience stores in the southeastern United States. The Company’s business plan is to acquire convenient store operations and convert them into TCP stores. The Company was incorporated in South Carolina on November 17, 2009.

In January 2012, the sole shareholder of the Company sold his shares to Compass Energy Holding, Inc., which is an affiliated company due to common ownership and control. The Company became a wholly owned subsidiary of Compass Energy Holdings, Inc.

In September 2012, the Company revised the original agreement dated November 5, 2011 that agreed to purchase certain assets of the business related to a store location that the Company began operating and took control of the operations in 2011. Under the agreement, the Company agreed to purchase the business assets for $2,200,000 with the balance of all payments to be made by February 28, 2013. Payments of $10,000 per month plus additional payments not to exceed $4,900 per month are payable beginning September 2012. An additional payment of $150,000 is required if the final payment(s) are extended to February 28, 2014. Certain payments made on behalf of the former operators of the store will be credited against the purchase price. In addition, the Company will lease the real estate for the location at a monthly rental of $17,900.

In April 2012, the Company assumed the operation of a store location. Under the agreement, the Company is to pay rent of $4,000 per month through April 30, 2015. The Company also has an option to purchase the real estate for a total purchase price of $899,000. Payments on the option are $50,000 due on April 30, 2012, $75,000 due on December 1, 2012, May 1, 2013, and May 1, 2014, with the balance due May 1, 2015.

In May 2012, the Company acquired a store location for a total consideration of $250,000 consisting of a cash payment of $25,000, assumption of debt and accounts payable of $88,000 and execution of a promissory note for $137,000 payable over eighteen months at a monthly payment of $7,611. As part of this transaction, the Company is leasing real property over eighteen months at a monthly rental of $3,575.

In June 2012, the Company purchased assets of a convenience store operation for $300,000 payable over one year with $50,000 due on June 21, 2012, August 21, 2012, and October 21, 2012, with the balance of $150,000 due on June 21, 2013. The Company is also leasing real estate as part of this transaction for five years at a monthly rental payment of $4,200.

In July 2012, the Company purchased certain inventory of a convenience store location and entered into a ten year lease to lease certain real estate. Payments under the lease range from $6,000 per month up to $15,000 per month for the final eight years of the lease plus real estate taxes. The lease contains certain financial covenants that the Company must comply with.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies (Continued)

In September 2012, the Company has entered into a stand by letter of credit related to the purchase of gasoline products for $25,000, which expires in September 2013.

Going Concern

The Company has sustained losses since its inception on November 17, 2009. It has an accumulated deficit of $842,663 from inception through September 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity and debt financing to continue its operations.

There is no assurance that the Company will ever be profitable. These unaudited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates:

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Those principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities. Management’s estimates and assumptions also affect the disclosure of contingent asset and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers investments with a maturity when purchased of three months or less to be cash equivalents. All credit card, debit card and electronic benefits transfer transactions that process in less than seven days are classified as cash and cash equivalents. The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses related to this concentration of risk.

  Interim Financial Statements

Interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies (Continued)

Accounts Receivable:

Accounts receivable represent credit card receivables related to customer purchases to be collected in greater than seven days. Amounts billed to the credit card companies paid to the Company less any service fees.   Credit card charge-backs and service fees are accrued as the Company as it is notified of these charges, at which time the Company revises the accounts receivable and makes appropriate entries to reflect that information. As of September 30, 2012 and December 31, 2011, there was no reserve for allowances for bad debts.

Inventories:

The Company values inventories at the lower of cost or market as primarily determined by the retail method of accounting, using the first-in, first-out (FIFO) method. The retail method of accounting results in inventory being valued at the lower of cost or market since permanent markdowns are currently taken as a reduction of the retail value of inventory. As of September 30, 2012 and December 31, 2011, there was no reserve for slowing moving, damaged, obsolete or overvalued inventories.

Equipment:

Equipment is stated at cost. Depreciation is recorded using the straight-line and accelerated cost recovery methods for accounting and income tax purposes. Expenditures for maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation expenses for the nine months ended September 30, 2012 and 2011 were $24,668 and 0, respectively.

Long-Lived Assets:

Long-lived assets are stated at cost. Management reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The evaluation is performed at the lowest level of identifiable cash flows, which is at the individual store level or, in certain circumstances, a market group of stores. Undiscounted cash flows expected to be generated by the related assets are estimated over the assets’ useful lives based on updated projections.

If the evaluation indicates that the carrying amount of the assets may not be recoverable, any potential impairment is measured based upon the fair value of the related asset or asset group as determined by an appropriate market appraisal or other valuation technique.

a)Goodwill and Other Acquired Intangible Assets:

b) Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations and is allocated to the appropriate reporting unit when acquired. Other acquired intangible assets are stated at the fair value acquired as determined by a valuation technique commensurate with the intended use of the related asset. Goodwill and indefinite-lived intangible assets are not amortized; rather, they are evaluated for impairment annually during the Company’s fourth fiscal quarter or whenever events or changes in circumstances indicate that the value of the asset may be impaired.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies (Continued)

c) Definite-lived intangible assets are considered long-lived assets and are amortized on a straight-line basis over the periods that expected economic benefits will be provided.

Goodwill is evaluated for impairment by first performing a qualitative assessment to determine whether a quantitative goodwill impairment test is necessary. If the Company determines, based on the qualitative factors, that the fair value of the reporting unit is more likely than not less than the carrying amount, the quantitative goodwill impairment test would be required.

d) This quantitative test for goodwill impairment is performed by determining the fair value of the related reporting units. Fair value is measured based on the discounted cash flow method and relative market-based approaches. Based on the results of the qualitative assessments performed, the Company determined that the fair value of each reporting unit is more likely than not greater than the carrying amount and, as a result, quantitative analyses were not required. The Company has not recorded any impairment charges related to goodwill.

Fair Value Measurements:

e) ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Income Taxes:

f) Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies (Continued)

g) allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

h) The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company records interest and penalties related to unrecognized tax benefits in interest expense and operating, selling, general and administrative expenses, respectively, in the Company’s Statements of Operations. The Company has reviewed its operations for uncertain tax positions and believes there are no significant exposures. There was no interest or penalties on income tax liabilities in 2011 or 2010. The Company is subject to Federal and state tax examinations by tax authorities for 2011, 2010 and 2009.

i)Sales Taxes:

Certain states impose a sales tax on the Company’s sales to nonexempt customers. The Company collects the required sales tax from the company’s customers and at the entire the time of a sale is recorded and exclude the tax collected and remitted from revenue and expenses.

j)Revenue Recognition:

k) The Company recognizes sales revenue net of sales taxes and estimated sales returns at the time it sells merchandise to the customer. For merchandise sales, commission income derived from lottery ticket sales, money orders, car wash and other ancillary product and service offerings, the Company uses “scanning” (point of sale system) solutions that break down each sale of any type, which is then transferred and then recognized in our accounting system by category on a daily basis.

Cost of Sales:

Cost of sales includes actual product cost and the cost of transportation to the Company’s stores from its suppliers.

Payments from Suppliers:

The Company receives consideration from suppliers for various programs, primarily volume incentives, warehouse allowances and reimbursements for specific programs such as markdowns, margin protection, advertising and supplier-specific fixtures. Substantially all payments from suppliers are accounted for as a reduction of cost of sales and are recognized in the Company’s Statements of Operation when the related inventory is sold.

Operating, Selling, General and Administrative Expenses:

Operating, selling, general and administrative expenses include all operating costs of the Company, except cost of sales, as described above.

Advertising Costs:

Advertising costs are expensed as incurred and were approximately $27,000 and $0 in the nine months ended September 30, 2012 and 2011, respectively. Advertising costs consist primarily of print, television and digital advertisements and are recorded in operating, selling, general and administrative expenses in the Company’s Statements of Income.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies (Continued)

Leases:

The Company estimates the expected term of a lease by assuming the exercise of renewal options where an economic penalty exists that would preclude the abandonment of the lease at the end of the initial non-cancelable term and the exercise of such renewal is at the sole discretion of the Company. The expected term is used in the determination of whether a store is a capital or operating lease and in the calculation of straight-line rent expense.

Additionally, the useful life of leasehold improvements is limited by the expected lease term or the economic life of the asset, whichever is shorter. If significant expenditures are made for leasehold improvements late in the expected term of a lease and renewal is reasonably assured, the useful life of the leasehold improvement is limited to the end of the renewal period or economic life of the asset, whichever is shorter.

Rent abatements and escalations are considered in the calculation of minimum lease payments in the Company’s capital lease tests and in determining straight-line rent expense for operating leases.

Pre-Opening Costs:

The costs of start-up activities, including organization costs, related to new store openings, store remodels, expansions and relocations are expensed as incurred and included in operating, selling, general and administrative expenses in the Company’s Statements of Income.

Reclassifications:

Certain reclassifications have been made to prior fiscal year amounts or balances to conform to the presentation in the current fiscal year. These reclassifications did not impact operating income or net income.

Recent Accounting Pronouncements

In 2011, the Financial Accounting Standards Board (“FASB”) issued two Accounting Standards Updates (“ASU”) which amend guidance for the presentation of comprehensive income. The amended guidance requires an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The current option to report other comprehensive income and its components in the statement of shareholders’ equity will be eliminated. Although the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under existing guidance. These ASUs are effective for the Company in the first quarter of fiscal 2013 and retrospective application will be required. These ASUs will change the Company’s financial statement presentation of comprehensive income but will not impact the Company’s net income, financial position or cash flows.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 1- Organization and Summary of Significant Accounting Policies (Continued)

In 2011, the FASB issued an ASU, which is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The ASU also expands upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The ASU is effective for the Company in the first quarter of 2012, with early adoption permitted. The Company early adopted the provisions of the ASU in 2012 for its annual 2012 goodwill impairment test.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

Note 2- Equipment

Equipment, at cost, is summarized as follows:

	September 30, 2012	December 31, 2011
	(unaudited)
Furniture and equipment	$316,240	$1,529
Less: Accumulated depreciation and amortization	(24,749)	-
Equipment, net	$291,491	$1,529

Note 3- Debt

The Company entered into a financing agreement with First Citizens Bank on June 11, 2012 the credit facility provides financing of $30,200. The facility has matured on August 11, 2012 and carried an interest rate of 2.050% per annum.

The Company entered into a financing agreement with First Citizens Bank on April 17, 2012 the credit facility provides financing of $50,000. The debt is repayable within one year and carries an interest rate of 2.050% per annum.

 The Company entered into a financing agreement with First Citizens Bank on September 19, 2012 the credit facility provides financing of $25,000. The debt is repayable in full upon Lender’s demand and carries a variable interest rate, which is subject to change based on changes in an index which is the Lender’s Prime Rate. The Index currently is 3.250% per annum.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 3- Debt (Continued)

The Company entered into a financing agreement with First Citizens Bank on August 14, 2012 the credit facility provides a Credit Line up to $10,000. The Credit Line will last for one year. As of September 30, 2012, the Company has obtained credit advance of $3,671 from the Credit Line.

The Company entered into a financing agreement with First Citizens Bank on August 14, 2012 the credit facility provides a Credit Line up to $10,000. The Credit Line will last for one year. As of September 30, 2012, the Company hasn’t obtained credit advance from the Credit Line.

As of September 30, 2012, the Company is in compliance with all financial and non financial covenants for the aforementioned debt agreements.

Note 4- Acquisitions

On November 5, 2011, Ultimate Car-Wash, LLC (Seller) and Travel Center Partners, Inc. (Purchaser) entered into a contract of sale for business assets (Assets).  The purchase price for the Assets was $328,626.  The Purchaser and Seller subsequently amended the purchase price of the Assets to $2,200,000 in September 2012 as follows:

a)
$10,000 per month beginning the 1st day of September, 2012 and continuing on the first day every month thereafter until closing. Each such payment shall be a deduction from the purchase price for the Assets.

b)
Motor Vehicle payments for three (3) motor vehicles; Liability and collision Insurance 4 Motor Vehicles; Health Insurance for the 5 person. To be deducted from the purchase price. Payments are capped at $4,900 per month.

c)	In the event the Company requests an extension of the Closing Date to February 28, 2014, the Company shall pay to the Seller $150,000 to be credited against Purchase Price.

In May 2012, the Company entered a lease on the premises for rent for ten years at $214,800 per annum (or $17,900 per month) with two ten year options at $22,000 per month (option 1) and $24,000 per month (option 2).

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below:

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 4- Acquisitions (Continued)

Inventories	$84,400
Total assets acquired	84,400
Accounts payable and accrued expenses	164,400
Total liabilities assumed	164,400
Net liabilities acquired	$(80,000)

As of December 5, 2011, the Company booked $79,919 of goodwill. As of September 30, 2012, after the amendment, the goodwill obtained from the acquisition of Ultimate Car-Wash, LLC is 2,280,000 and acquisition liability is $1,771,876.

On May 31, 2012, Travel Center Partners purchased certain assets from Mitchell Food Services, LLC that ran a Dairy Queen franchise. The purchase price was $244,000 as follows:

l)	$25,000 non refundable deposit

m)	Assumption of debt for $68,000

n)	Assume $45,000 in accounts payable

o)	Assume a promissory note of $137,000

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below:

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 4- Acquisitions (Continued)

Inventories	$6,000
Equipment, net	244,000
Total assets acquired	250,000
Accounts payable and accrued expenses	45,000
Promissory Note	137,000
Note Payable	68,000

Total liabilities assumed	250,000
Net assets acquired	$-

On June 21, 2012, Patricia Crosby (Asset Seller) and Travel Center Partners, Inc. (Purchaser) entered into a contract of sale for business property and assets. The Purchase Price for the business was $300,000 as follows:

a)	$50,000 paid upon execution of the contract on June 21, 2012.

b)	$50,000 paid on August 21, 2012.

c)	$50,000 paid on October 21, 2012

d)	Final payment of $150,000 on June 21, 2013

The purchaser commits to making these payments on the stated maturity dates.  If payments are not made on time, the purchaser shall pay to the seller 6% interest.  The notes executed in connection with this transaction are personally guaranteed by the President of the Company.

The seller terminated its real property lease with a separate third party landlord and the purchaser entered into a lease commitment with the same landlord.  The lease term is five years with option to renew for three additional terms of five years each.  Rent beginning July 1, 2012 is $4,200 per month until end of term on June 30, 2017.

The estimated fair market values of the assets acquired and liabilities assumed are zero.

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 4- Acquisitions (Continued)

As of June 21, 2012, the Company booked $300,000 of goodwill and acquisition related liability of $300,000. As of September 30, 2012, the Company had not made any payments in accordance with the purchase contract and has recognized accrued interest of $1,000.

Note 5- Related Party Balances and Transactions

Due from Officer of $25,425 is to be reimbursed by the President and Chief Executive Officer of the Company as of September 30, 2012. The advance is non-interest bearing and has no established repayment terms. Due to Officer as of December 31, 2011, represents advances to the Company from the President and Chief Executive Officer to fund the Company and its working capital requirements. The advances by the officer is non-interest bearing and has not established repayment terms.

Due to Fuel Marketing, Inc of $109,050 as of September 30, 2012 represents an amount owed to a company controlled by the President and Chief Executive Officer of TCP. The advance is non-interest bearing and has no established repayment terms.

Amounts due to related party of $2,934 at December 31, 2011, represent advances to the Company from an affiliated company related by common ownership.

Compass Energy Holdings, Inc. is the parent company of TCP and the ownership of TCP was transferred from its President and Chief Executive Officer to Compass Energy. Compass Energy has advanced $993,290 as of September 30, 2012 to the Company for working capital and financing operations.  The advances by Compass Energy is non-interest bearing and has no established repayment terms.

Due to Artemis Acquisition Corp of $203,047 as of September 30, 2012 represents a company under common control that has advanced funds for working capital and financing the operations of TCP. The advances are non-interest bearing and has no established repayment terms.

Note 6- Taxes

The Company had no taxable income in 2011 as a result of net operating loss carry forward and an expected taxable loss of approximately $1,000,000 though the year ended December 31, 2012. There are no significant timing differences to date so no material deferred tax liabilities have been recorded.

The total provision for income taxes differs from the total expense that would result from applying the Federal Statutory Rate to income before income taxes because of permanent differences related to nondeductible expenses, state income taxes and recording a valuation allowance.

The accompanying financial statements include the following components of net deferred taxes:

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 6- Taxes (Continued)

	September 30, 2012 (Unaudited)	December 31, 2011

Deferred tax liabilities	$(140)	$(140)
Deferred tax assets	285,571	48,475
Valuation allowance	(285,431)	(48,335)
Net deferred tax asset	$-	$-

The provision for deferred income taxes consisted of the following:

	(Unaudited)
	Nine Months September 30,
	2012	2011

Net benefit from net operating losses	$236,514	$3,418
Change in valuation allowance	(236,514)	(3,418)
	$-	$-

A valuation allowance has been recorded to reduce the deferred taxes related to net operating loss carryforwards to zero due to the start up nature of the Company as it is more likely than not that all of the net operating loss will not be utilized. Net operating carryforwards of approximately $148,000 will expire in 2025, if not utilized.

Note 7- Commitments

Operating Leases

At September 30, 2012, the Company is obligated for aggregate future minimum payments under noncancelable lease agreements for five operating facilities. These leases generally include renewal options and require payments (exclusive of taxes, maintenance and insurance) as follows:

TRAVEL CENTER PARTNERS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

Note 7- Commitments (Continued)

2012	$162,891
2013	651,564
2014	651,564
2015	582,690
2016	456,068
Thereafter	958,511

Total Minimum Payments Required	$3,463,288

Rental expense included in the accompanying statement of operations amounted to $111,866 for the period ended September 30, 2012.

Note 8- Subsequent Events

The Company’s management and its board of directors has evaluated subsequent events through December 12, 2012, the date that the financial statements were available for issue and they have determined that all material transactions and events have been appropriately disclosed.

TRAVEL CENTER PARTNERS, INC.

FINANCIAL STATEMENTS

*   *   *

DECEMBER 31, 2011 AND 2010

Report of Independent Registered Accounting Firm

Syracuse, NY
November 16, 2012

To the Board of Directors and Stockholders of
Travel Center Partners, Inc.

We have audited the accompanying balance sheets of Travel Center Partners, Inc. as of December 31, 2011 and 2010, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the entity’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Travel Center Partners, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

TRAVEL CENTER PARTNERS, INC.

BALANCE SHEETS

	December 31,
Assets	2011	2010

Current assets:
Cash and cash equivalents (Note 1)	$5,165	$1,370
Accounts Receivable (Note 1)	927	-
Inventory (Note 1)	140,190	-

Total current assets	146,282	1,370

Equipment	1,529	-
Purchase deposit (Note 2)	93,221	-
Goodwill (Note 2)	79,919	-
Due from related party (Note 3)	-	62,367

Total assets	$320,951	$63,737

Liabilities and Stockholders’ Equity

Current liabilities
Outstanding checks in excess of bank balance	$10,081	$-
Accounts payable	208,676	-
Accrued liabilities (Note 1)	10,729	-
Due to stockholder (Note 3)	224,484	211,582
Due to related party (Note 7)	2,934	-

Total current liabilities	456,904	211,582

Stockholders’ equity:
Common stock:
$1 par value; 25,000,000 shares authorized; 10,000 shares issued and outstanding	10,000	10,000
Retained earnings (deficit)	(145,953)	(157,845)

Total stockholders’ equity	(135,953)	(147,845)

Total liabilities and stockholders’ equity	$320,952	$63,737

See accompanying notes to financial statements.

TRAVEL CENTER PARTNERS, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

	Year Ended December 31,
	2011	2010

Sales	$288,290	$-
Cost of Sales	231,213	-

Gross profit	57,077	-

Selling, general and administrative expenses	45,185	157,845

Income (loss) before provision for income taxes	11,892	(157,845)

Provision for (benefit from) income taxes (Notes 1 and 4):
Current	-	-
Deferred	-	-

	-	-

Net income (loss)	11,892	(157,845)

Retained earnings (deficit), beginning of year	(157,845)	-

Retained earnings (deficit), end of year	$(145,953)	$(157,845)

See accompanying notes to financial statements.

TRAVEL CENTER PARTNERS, INC.

STATEMENTS OF CASH FLOW

	Year Ended December 31,
	2011	2010

Increase (decrease) in cash and cash equivalents

Cash flows from operating activities:
Cash received from customers	$287,363	$-
Cash paid to vendors, suppliers and employees	(267,021)	(157,845)

Net cash provided by (used for) operating expenses	20,342	(157,845)

Cash flows from investing activities:
Purchase of property plant and equipment	(1,529)	-
Purchase deposits	(93,221)	-

Net cash used for investing activities	(94,750)	-

Cash flows from financing activities:
Cash received from related party	65,301	211,582
Cash received from (paid to) stockholder	12,902	(62,367)
Cash received for common stock	-	10,000

Net Cash provided by financing activities	78,203	159,215

Net increase in cash and cash equivalents	3,795	1,370

Cash and cash equivalents, beginning of period	1,370	-

Cash and cash equivalents, end of period	$5,165	$1,370

- CONTINUED -

See accompanying notes to financial statements.

TRAVEL CENTER PARTNERS, INC.

STATEMENTS OF CASH FLOW

(- CONTINUED -)

	Year Ended December 31,
	2011	2010

Reconciliation of net income to net cash provided by (used for) operating activities

Net income (loss)	$11,892	$(157,845)
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in receivables	(927)	-
Increase in inventory	(55,796)	-
Increase in accounts payable	54,444	-
Increase in accrued expenses	10,729	-

Net cash provided by (used for) operating activities	$20,342	$(157,845)

Supplemental schedule of non-cash investing and financing activities

The following transactions were omitted from the statement of cash flows since they did not provide or use cash.  In 2011, the Company acquired the operations of Ultimate Car Wash LLC and obtained inventory and goodwill of $164,313 by assuming liabilities of the same amount.

See accompanying notes to financial statements.

TRAVEL CENTER PARTNERS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of significant accounting policies

Organization - Travel Center Partners, Inc. (“TCP” and the “Company”) operates a chain of retail convenient stores in the southeastern United States.

Cash and cash equivalents - The Company considers all short-term investments and other highly liquid investments with maturities of ninety days or less when purchased to be cash equivalents.

Accounts receivable - Accounts receivable represent credit card receivables related to customer purchases.  These are unsecured obligations.  Amounts billed to the credit card companies are paid to the Company less any service fees.

Merchandise inventories - Merchandise inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out (FIFO) method.

Equipment - Equipment is recorded at cost.  Depreciation is recorded using the straight-line and accelerated cost recovery methods for accounting and income tax purposes.  Expenditures for maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Income taxes - The Company computes deferred income taxes using the liability method.  Under this method, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial reporting and income tax basis of assets and liabilities.  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes.

The Company has reviewed its operations for uncertain tax positions and believes there are no significant exposures.  The Company will include interest and penalties on income tax liabilities in interest expense if such amounts arise.  There was no interest or penalties on income tax liabilities in 2011 or 2010.  The Company is subject to Federal and state tax examinations by tax authorities for 2011, 2010 and 2009.

Sales taxes - Certain states impose a sales tax on the Company’s sales to nonexempt customers.  The Company collects the required sales tax from customers and remits the entire amount to the respective state.  The Company’s policy is to record the tax collected as a liability at the time a sale is recorded and exclude the tax collected and remitted from revenue and expenses.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Subsequent events - The Company has evaluated subsequent events through November 16, 2012, the date that the financial statements were available for issue (see Note 5).

Note 2 - Acquisitions, goodwill and intangible assets

The Company acquires convenient store operations and converts them to TCP stores.  The Company uses the acquisition method to account for these purchases.  In connection with these acquisitions, the Company may record goodwill.  Goodwill is evaluated annually for impairment.

In December 2011, in connection with assuming the operations of Ultimate Car Wash LLC, the Company recorded inventory of $84,394, goodwill of $79,919 and assumed accounts payable of $164,313.  Results of operations include the results of this acquired location since the date of acquisition.  As part of this transaction, the Company has executed a purchase contract to acquire certain real estate (see Note 5).  Deposits made as advance payments on the real estate contract are recorded as purchase deposits on the balance sheet.

In accordance with guidance on goodwill and other intangible assets, the Company has compared the fair value of the TCP stores for which there is recorded goodwill with the carrying amount of assets associated with these stores.  Fair value is determined using unobservable inputs (Level 3), which consist of risk adjusted multiples of average historical store sales and store earnings before interest, taxes, depreciation and amortization (EBITDA) based on store acquisitions within the industry.

Note 3 - Related party transactions

Amounts due to stockholder were advanced to the Company from a stockholder to provide working capital.  The advance is non-interest bearing and has no established repayment terms.

Amounts due to related party at December 31, 2011, represent advances to the Company from an affiliated company related by common ownership.  Amounts due from related party at December 31, 2010, represent expenses paid by the Company on behalf of an affiliated company related by common ownership.

Note 4- Income taxes

The Company had no taxable income in 2011 as a result of net operating loss carry forwards, and taxable loss of approximately $158,000 in 2010.  There are no significant timing differences to date so no deferred tax liabilities have been recorded.

The total provision for income taxes differs from the total expense that would result from applying the Federal Statutory Rate to income before income taxes because of permanent differences related to nondeductible expenses, state income taxes and recording a valuation allowance.

The accompanying financial statements include the following components of net deferred taxes:

	December 31,
	2011	2010

Deferred tax liabilities	$(140)	$-
Deferred tax assets	45,728	48,475
Valuation allowance	(45,588)	(48,475)

Net deferred tax asset	$-	$-

The provision for deferred income taxes consisted of the following:

	Year Ended December 31,
	2011	2010

Deferred tax expense from temporary differences	$(140)	$-
Net benefit from (utilization of) net operating losses	(2,747)	48,475
Change in valuation allowance	2,887	(48,475)

	$-	$-

A valuation allowance has been recorded to reduce the deferred taxes related to net operating loss carry forwards to zero due to the startup nature of the Company as it is more likely than not that all of the net operating loss will be utilized.  Net operating carry forwards of approximately $148,000 will expire in 2025, if not utilized.

Note 5 - Subsequent events

In January 2012, the sole stockholder of the Company sold his shares to Compass Energy Holdings, Inc., which is an affiliated company due to common ownership and control.  The Company became a wholly owned subsidiary of Compass Energy Holdings, Inc.

In September 2012, the Company agreed to purchase certain assets of the business related to a store location that the Company began operating in 2011.  Under the agreement, the Company agreed to purchase the business assets for $2,200,000 with an effective closing date of February 28, 2013.  Payments of $10,000 per month plus additional payments not to exceed $3,400 per month are payable beginning September 2012.  An additional payment of$150,000 is required if the closing date is extended to February 28, 2014.  Certain payments made on behalf of the former operators of the store will be credited against the purchase price.  In addition, the Company will lease the real estate for the location at a monthly rental of $17,900.

In April 2012, the Company assumed the operation of a store location.  Under the agreement, the Company is to pay rent of $4,000 per month through April30, 2015.  The Company also has an option to purchase the real estate for a total purchase price of $899,000.  Payments on the option are $50,000 due on April30, 2012, $75,000 due on December 1, 2012, May 1, 2013, and May 1, 2014, with the balance due May 1, 2015.

In May 2012, the Company acquired a store location for a total consideration of $250,000 consisting of a cash payment of $25,000, assumption of debt and accounts payable of $88,000 and execution of a promissory note for $13 7,000 payable over eighteen months at a monthly payment of $7,611.  As part of this transaction, the Company is leasing real property over eighteen months at a monthly rental of $3,575.

In June 2012, the Company purchased assets of a convenience store operation for $300,000 payable over one year with $50,000 due on June 21, 2012, August 21, 2012, and October 21, 2012, with the balance of $150,000 due on June 21 , 2013.  The Company is also leasing real estate as part of this transaction for five years at a monthly rental payment of $4,200.

In July 2012, the Company purchased certain inventory of a convenience store location and entered into a ten year lease to lease certain real estate.  Payments under the lease range from $6,000 per month up to $15,000 per month for the final eight years of the lease plus real estate taxes.  The lease contains certain financial covenants that the Company must comply with.

In September 2012, the Company has entered into a stand by letter of credit related to the purchase of gasoline products for $25,000, which expires in September 2013.

ITEM 3.02.   UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the Transaction, the Company issued 1,000,000 shares of its common stock to Compass in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

ITEM 5.02.   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 31, 2012, Robert E. Nash was appointed to the board of directors of the Company.   The biographical information included on page 24 above is hereby incorporated by reference into this Item 5.02.

ITEM 5.06.   CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the transactions described in Item 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

In accordance with Item 9.01(a) , the unaudited financial statements of TCP for the nine months ended September 30, 2012 and audited financial statements of TCP for the year ended December 31, 2011 and December 31, 2010 are included in Item 2.01 of this Report.  In accordance with Item 9.01(b) the pro forma financial statements for the registrant and TCP are included in Item 2.01 of this Report.

Exhibit 2.1	Share Purchase Agreement by and among TCP, Compass and the Company, dated December 31, 2012. Incorporated by Reference to Form 8-K filed January 7, 2013

* Previously filed

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis Acquisition Corporation

Date: May 31, 2013	By:	/s/ Robert Nash
	Name:	Robert Nash
	Title:	Senior Vice President